Exhibit 4.1

Execution Version

INDENTURE

Dated as of October 29, 2021

Between

ROBLOX CORPORATION

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

3.875% SENIOR NOTES DUE 2030

TABLE OF CONTENTS

Article 1 DEFINITIONS AND INCORPORATION BY REFERENCE	1

Article 2 THE NOTES	16

Article 3 REDEMPTION	21

Article 4 COVENANTS	24

Article 5 SUCCESSORS	31

Section 5.01	Consolidation, Merger and Conveyance, Transfer and Lease of Assets	31
Section 5.02	Successor Entity Substituted	33

Article 6 DEFAULTS AND REMEDIES	33

Article 7 TRUSTEE	37

Article 8 DISCHARGE AND DEFEASANCE	41

Article 9 AMENDMENT, SUPPLEMENT AND WAIVER	44

Article 10 GUARANTEES	46

iii

Article 11 MISCELLANEOUS	49

Appendix A Provisions Relating to Initial Notes and Additional Notes

Exhibit A Form of Note
Exhibit B Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

iv

INDENTURE, dated as of October 29, 2021 between Roblox Corporation, a Delaware corporation, and U.S. Bank National Association, as Trustee.

W I T N E S S E T H

WHEREAS, the Company has duly authorized the creation and issue of $1,000,000,000 aggregate principal amount of 3.875% Senior Notes due 2030 (the “Initial Notes”); and

WHEREAS, the Company has received good and valuable consideration for the execution and delivery of this Indenture and the Notes;

WHEREAS, all necessary acts and things have been done to make: (1) the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the legal, valid and binding obligations of the Company and (2) this Indenture a legal, valid and binding agreement of the Company in accordance with the terms of this Indenture;

NOW, THEREFORE, the Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

Article 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01        Definitions.

“Additional Notes” means additional Notes (other than Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01, whether or not they bear the same CUSIP and/or ISIN as the Initial Notes.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents” means any Registrar or Paying Agent.

“Aggregate Debt” means the sum of the following as of the date of determination: (1) the lesser of (A) the then outstanding aggregate principal amount of the Indebtedness of the Company and its Domestic Restricted Subsidiaries incurred after the Issue Date and secured by Liens not permitted under Section 4.08(a) and (B) the fair market value of the assets subject to the Liens referred to in clause (A), as determined in good faith by the Board of Directors; (2) the then outstanding aggregate principal amount of all consolidated Indebtedness of the Company and its Domestic Restricted Subsidiaries that constitutes Subsidiary Debt incurred after the Issue Date and not permitted under Section 4.06(b); provided, that any such Subsidiary Debt will be excluded from this clause (2) to the extent that such Subsidiary Debt is included in clause (1) or (3) of this definition; and (3) the then existing Attributable Liens of the Company and its Domestic Restricted Subsidiaries in respect of sale and lease-back transactions entered into after the Issue Date pursuant to Section 4.07(b); provided that any such Attributable Liens will be excluded from this clause (3) to the extent that such Indebtedness relating thereto is included in clause (1) or (2) of this definition. For the avoidance of doubt, in no event will the amount of Indebtedness (including Guarantees of such Indebtedness) be required to be included in the calculation of Aggregate Debt more than once despite the fact that more than one Person is liable with respect to such Indebtedness and despite the fact that such Indebtedness is secured by the assets of more than one Person.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1)	1.0% of the then-outstanding principal amount of such Note; and

(2)	the excess, if any, of:

(a)	the present value at such redemption date of (i) the redemption price of the Note at November 1, 2024 plus (ii) all required interest payments due on the Note through November 1, 2024 (excluding accrued but unpaid interest to, but excluding the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)           the then-outstanding principal amount of the Note.

The Trustee shall have no obligation to calculate or verify the calculation of the Applicable Premium.

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of: (1) the fair market value of the assets subject to such transaction, as determined in good faith by the Company’s Board of Directors; and (2) the present value (discounted at a rate of 10% per annum compounded monthly) of the obligations of the lessee for rental payments during the shorter of the term of the related lease or the period through the first date on which the Company may terminate the lease.

“Bankruptcy Code” means the United States Bankruptcy Code, codified as Title 11, U.S. Code § 101 1330, as amended.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

“Change of Control” means:

(1)	the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than an Excluded Person, is or has become the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the Voting Stock of the Company; provided, however, that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly; and provided, further, that a transaction will not be deemed to involve a Change of Control under this clause (1) if (a) the Company becomes a direct or indirect wholly owned subsidiary of a holding company, and (b)(i) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (ii) immediately following that transaction no “person” or “group” (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company; or

(2)	the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all assets of the Company and its Subsidiaries taken as a whole to, or merges or consolidates with, a Person (other than the Company or any of its Subsidiaries), other than any such merger or consolidation where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or parent entity thereof immediately after giving effect to such transaction.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own (A) Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (B) any Voting Stock tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase or exchange thereunder or (C) any Voting Stock if such beneficial ownership (a) arises solely as a result of a revocable proxy delivered in a proxy or consent solicitation made pursuant to the applicable rules and regulations of the Exchange Act and (b) is not then reportable on Schedule 13D, (ii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iii) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.

“Change of Control Triggering Event” means the occurrence of (1) a Change of Control that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period for such Change of Control by each of Moody’s and S&P (or, in the event Moody’s or S&P or both shall cease rating the Notes (for reasons outside the control of the Company) and the Company shall select any other nationally recognized rating agency, the equivalent of such ratings by such other nationally recognized rating agency) and (2) the rating of the Notes on any day during such Ratings Decline Period is below the lower of the rating by such nationally recognized rating agency in effect (a) immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement) and (b) on the Issue Date.

“Company” means Roblox Corporation and any successor thereto.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” of any Person means Capital Stock in such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Stock of any other class in such Person.

“Consolidated EBITDA” means, with respect to any Person for any Measurement Period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of: (1) Consolidated Net Income; (2) Consolidated Non-cash Charges; (3) Consolidated Interest Expense; (4) Consolidated Tax Expense; (5) (i) restructuring expenses, charges, accruals or reserves (and adjustments to existing reserves), integration cost, inventory optimization programs or other business optimization expense or cost (including charges directly related to the implementation of cost-savings initiatives and tax restructurings) that is deducted (and not added back) in such period in computing Consolidated Net Income, including any costs incurred in connection with acquisitions or divestitures after the Issue Date, any severance, retention, signing bonuses, relocation, recruiting and other employee related costs, costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employment benefit plans (including any settlement of pension liabilities), costs related to entry into new markets and new product introductions (including labor costs, scrap costs and lower absorption of costs, including due to decreased productivity and greater inefficiencies), systems development and establishment costs, operational and reporting systems, technology initiatives, contract termination costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities (including severance, rent termination, moving and legal costs) and to exiting lines of business and consulting fees incurred with any of the foregoing and (ii) fees, costs and expenses associated with acquisition related litigation and settlements thereof; (6) any fees, costs, expenses or charges related to any Equity Offering, Investment, acquisition, disposition, recapitalization or incurrence of Indebtedness not prohibited under this Indenture (including fees, costs and expenses associated with any call spread or capped call transaction entered into with respect to any Indebtedness convertible or exchangeable into capital stock) (including a refinancing thereof) (whether or not successful and including any such transaction consummated prior to the Issue Date) or related to the issuance of the Notes, including (i) such fees, expenses or charges (including rating agency fees, agent fees, consulting fees and other related expenses and/or letter of credit or similar fees) related to the offering or incurrence of, or ongoing administration, of the Notes, any credit facility and any fees in connection with a securitization facility, and (ii) any amendment, waiver, tender, exchange or other modification of the Notes, any receivables facilities, securitization facilities, any credit facility, any securitization fees, any other Indebtedness (including fees, costs and expenses associated with the unwind of any call spread or capped call transaction previously entered into in connection with respect to any Indebtedness convertible or exchangeable into capital stock) or any Equity Offering, in each case, whether or not consummated, to the extent deducted (and not added back) in computing Consolidated Net Income; (7) costs or accruals or reserves incurred in connection with acquisitions after the Issue Date; (8) changes (whether an increase or a decrease) in the balance of the amount of deferred revenue as of the end of any such period from the balance of the amount of deferred revenue as of the end of the immediately preceding period as measured in accordance with the Company’s statements of cash flows; (9) the amount of pro forma “run rate” cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings and any savings expected to result from the elimination of a public target’s Public Company Costs), operating expense reductions, other operating improvements and initiatives and synergies (it is understood and agreed that “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions) projected by the Company in good faith to be reasonably anticipated to be realizable or a plan for realization shall have been established within 24 months of the date thereof (including from any actions taken in whole or in part prior to such date), which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings and any savings expected to result from the elimination of a public target’s Public Company Costs; provided that any such addbacks shall not exceed 40% of Consolidated EBITDA of the Company and its Subsidiaries on a pro forma basis); (10) any costs or expenses incurred by the Company or any Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interests of the Company (other than Disqualified Equity Interests); and (11) changes (whether an increase or a decrease) in the balance of the amount of deferred cost of revenue as of the end of any such period from the balance of the amount of deferred cost of revenue as of the end of the immediately preceding period as measured in accordance with the Company’s statements of cash flows.

Consolidated EBITDA shall be calculated after giving effect on a pro forma basis for the applicable Measurement Period to any asset sales or other dispositions or acquisitions, investment, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) by such Person and its Subsidiaries (1) that have occurred during such Measurement Period or at any time subsequent to the last day of such Measurement Period and on or prior to the date of the transaction in respect of which Consolidated EBITDA is being determined and (2) that the Company determines in good faith are outside the ordinary course of business, in each case as if such asset sale or other disposition or acquisition, investment, merger, consolidation or disposed operation occurred on the first day of such Measurement Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X under the Securities Act; provided that such pro forma calculations may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that are reasonably identifiable and factually supportable and have been realized or for which the steps necessary for realization have been taken or have been identified and are reasonably expected to be taken within one year following any such transaction (which operating expense reductions are reasonably expected to be sustainable); provided, further, that the Company shall not be required to give pro forma effect to any transaction that it does not in good faith deem material. Such pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the total net interest expense of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP to the extent deducted in calculating Consolidated Net Income, of such Person and its Subsidiaries, including, without limitation: (1) any amortization of debt discount; (2) the net cost under any Swap Contract in respect of interest rate protection (including any amortization of discounts); (3) the interest portion of any deferred payment obligation; (4) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances, financing activities or similar activities; (5) all accrued interest; (6) the interest component of Finance Lease obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; (7) all capitalized interest of such Person and its Subsidiaries for such period; and (8) the amount of any interest expense attributable to minority equity interests of third parties in any non-wholly owned Subsidiary.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication: (1) all extraordinary gains or losses (net of fees and expense relating to the transaction giving rise thereto), income, expenses or charges and nonrecurring litigation expenses; (2) the portion of net income of such Person and its Subsidiaries allocable to minority interest in unconsolidated Persons (provided, however, that net income of any such unconsolidated Person or Subsidiary shall be included to the extent that cash dividends or distributions have actually been received by such Person); (3) gains or losses in respect of any asset sales outside of the ordinary course of business by such Person or one of its Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis; (4) the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after-tax basis; (5) any gain or loss realized as a result of the cumulative effect of a change in accounting principles; (6) any net after-tax gains or losses attributable to the early extinguishment or conversion of indebtedness, derivative instruments or other long-term liabilities; (7) non-cash gains, losses, income and expenses resulting from the application of fair value accounting to certain derivative instruments as required by Accounting Standards Codification Topic 815 or any related subsequent Accounting Standards Codification Topics; (8) gains or losses resulting from currency fluctuations; and (9) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP and related pronouncements, including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, loans, leases, goodwill, intangible assets, in-process research and development, deferred revenue (including deferred costs related thereto and deferred rent) and debt line items thereof, resulting from the application of acquisition method accounting, recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition (by merger, consolidation, amalgamation or otherwise), joint venture investment or other Investment or the amortization or write-off or write-down of any amounts thereof.

In addition, to the extent not already included in Consolidated Net Income of such Person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses or charges that are covered by indemnification or other reimbursement provisions in connection with any Investment or sale, conveyance, transfer or disposition of assets not prohibited under this Indenture.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses), impairment charges or asset write-off or write-downs, non-cash compensation expense incurred in connection with the issuance of Equity Interests to any director, officer, employee or consultant of such Person or any Subsidiary, and other non-cash expenses of such Person and its Subsidiaries reducing Consolidated Net Income of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss and excluding any such charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Subsidiaries” means, as of any date of determination and with respect to any Person, those Subsidiaries of that Person whose financial data is, in accordance with GAAP, reflected in that Person’s consolidated financial statements.

“Consolidated Tax Expense” means, (a) with respect to any Person for any period, the provision for federal, national, state, regional, provincial, territorial, local, unitary, excise, property, franchise, value added, foreign and similar taxes and withholding taxes (including any future taxes or other levies or arising from tax examinations) and similar taxes of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted in computing Consolidated Net Income; (b) the employer portion of payroll tax expenses related to stock option and other equity-based compensation expenses paid or accrued during such period; and (c) the net tax expense associated with any adjustments made pursuant to the definition of “Consolidated Net Income,” in each case, to the extent deducted (and not added back) in computing Consolidated Net Income.

“Corporate Trust Office of the Trustee” shall mean with respect to presentation of Notes for registration of transfer or exchange or redemption 1 California Street, Suite 1000, San Francisco, CA 94111, Attn: D. Jason (Roblox). With respect to administration of this Indenture shall be at the address of the Trustee specified in Section 11.02 of this Indenture or such other address as to which the Trustee may give notice to the Company.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Note Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Equity Interests” means, with respect to any Person, Equity Interests of such Person that by their terms (or by terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, the passage of time or otherwise are:

(1)	required to be redeemed or redeemable at the option of the holder in whole or in part prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests; or

(2)	convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Indebtedness;

provided, in each case, that (x) only the portion of such Equity Interests which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Disqualified Equity Interests, (y) Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon a “change of control” or “asset sale” occurring prior to the Stated Maturity of the Notes, and (z) Equity Interests issued to any plan for the benefit of employees of such Person or its subsidiaries or by any plan to such employees will not constitute Disqualified Equity Interests solely because it may be required to be repurchased by such Person or its subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof or the District of Columbia, other than any such Subsidiary that is owned (directly or indirectly) by a Foreign Subsidiary of such Person.

“Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Indebtedness convertible into or exchangeable for equity.

“Equity Offering” means any public or private sale of Common Stock or Preferred Stock of the Company or any of its direct or indirect parent companies (excluding Disqualified Equity Interests of such entity), other than (i) public offerings with respect to Common Stock of the Company or of any of its direct or indirect parent companies registered on Form S-4 or Form S-8 or (ii) an issuance to any Subsidiary of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Persons” means each of (a) the Founder and/or a spouse of the Founder, (b) any trust, individual retirement account, or business entity (including any corporation, limited liability company, partnership, charitable organization, foundation, or similar entity) for which the Founder and/or a spouse of the Founder retain sole voting and dispositive power with respect to the Company’s Class A common stock or Class B common stock held by such trust, individual retirement account, or business entity (including, without limitation, the 2020 David Baszucki Gift Trust, The Baszucki Foundation, The Freedom Revocable Trust dated February 28, 2017, as amended, and the 2020 Jan Baszucki Gift Trust), and the trustees, legal representatives, beneficiaries, and/or beneficial owners of such trust, individual retirement account, or business entity, and (c) the estate, heirs, and lineal descendants of the Founder.

“Finance Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of such Person as lessee is required to be classified and accounted for as a finance lease in accordance with GAAP.

“Foreign Subsidiary” means with respect to any Person, any Subsidiary of such Person other than one that is organized or existing under the laws of the United States, any state thereof or the District of Columbia.

“Founder” means David Baszucki.

“GAAP” means generally accepted accounting principles in the United States set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the provisions of this Indenture shall utilize GAAP as in effect on the Issue Date.

“Governmental Obligations” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. For the avoidance of doubt, an agreement or arrangement or series of related agreements or arrangements providing for or in connection with the purchase of assets, securities, services or rights that is entered into in connection with the business of the Company or any Subsidiary (including any consent or acknowledgement of assignment, including any assignment of payment obligations and related obligations, and related waivers) shall not constitute a Guarantee, provided payment obligations provided for under such agreements or arrangements are limited to payments for assets, securities, services and rights and other ancillary payment obligations customary in such transactions. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means any Subsidiary of the Company that executes a Note Guarantee in respect of the Notes in accordance with the provisions of this Indenture.

“Holder” means a Person in whose name a Note is registered on the Note Register.

“Indebtedness” of any specified Person means any obligation for borrowed money. For the avoidance of doubt, Indebtedness with respect to any Person only includes indebtedness for the repayment of money provided to such Person, and does not include any other kind of indebtedness or obligation notwithstanding that such other indebtedness or obligation may be evidenced by a note, bond, debenture or other similar instrument, may be in the nature of a financing transaction, or may be an obligation that under GAAP is classified as “debt” or another type of liability, whether required to be reflected on the balance sheet of such Person or otherwise. For the further avoidance of doubt, the inclusion of specific obligations under Section 4.06(b) shall not create any implication that any such obligations constitute Indebtedness.

“Initial Purchasers” means the initial purchasers listed on Schedule 1 to the purchase agreement entered into in connection with the offer and sale of the Notes on the Issue Date and any initial purchasers party to any similar purchase agreement in connection with the issuance of any Additional Notes.

“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (1) the purchase or acquisition of any Capital Stock or other evidence of beneficial ownership in another Person; and (2) the purchase, acquisition or Guarantee of the Indebtedness or other liability of another Person.

“Issue Date” means October 29, 2021.

“Joint Venture” means, with respect to any Person, any partnership, corporation or other entity in which up to and including 50% of the Equity Interests is owned, directly or indirectly, by such Person and/or one or more of its Subsidiaries.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions or the corporate trust office are not required to be open in the State of New York or the location of the Corporate Trust Office of the Trustee or place of payment.

“Lien” means any lien, security interest, mortgage, charge or similar encumbrance; provided, however, that in no event shall an operating lease or a nonexclusive license be deemed to constitute a Lien.

“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Company for which financial statements have been filed with the Commission.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation and its successors.

“Note Guarantee” means any guarantee in respect of the Notes that may from time to time be entered into by a Subsidiary of the Company on and after the Issue Date pursuant to Section 4.11.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes in accordance with this Indenture.

“Obligations” means, with respect to any Indebtedness, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Offering Memorandum” means the offering memorandum, dated October 26, 2021, relating to the sale of the Initial Notes.

“Officer” means, with respect to the Company or any Guarantor, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary, (1) of such Person or (2) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors).

“Officer’s Certificate” means a certificate signed by one Officer of the Company or a Guarantor, as applicable.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 11.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Permitted Liens” means:

(1)	Liens on any assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction (which term includes, for avoidance of doubt, development, creation and production) of such asset, which obligations are incurred no later than 12 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(2)	(a) Liens given to secure the payment of the purchase price or other acquisition, installation or construction (which term includes, for avoidance of doubt, development, creation and production) costs incurred in connection with the acquisition (including acquisition through merger or consolidation) of any Principal Property, including Finance Lease transactions in connection with any such acquisition and including any purchase money Liens, and (b) Liens existing on any Principal Property at the time of acquisition (including acquisition through merger or consolidation) thereof or at the time of acquisition by the Company or any Domestic Restricted Subsidiary of any Person then owning such property whether or not such existing Liens were given to secure the payment of the purchase price of the property to which they attach; provided that with respect to clause (a), the Liens shall be given within 12 months after such acquisition and shall attach solely to the Principal Property acquired or purchased and any improvements then or thereafter placed thereon and any proceeds thereof, accessions thereto and insurance proceeds thereof;

(3)	Liens in favor of the Company or a Domestic Restricted Subsidiary;

(4)	Liens on any Principal Property in favor of the United States of America or any State thereof or any political subdivision thereof to secure progress or other payments or to secure Indebtedness incurred for the purpose of financing the cost of acquiring, constructing or improving such Principal Property;

(5)	Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business, Liens in connection with legal proceedings and Liens arising solely by virtue of any statutory, common law or contractual provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to securities accounts, deposit accounts or other funds maintained with a creditor depository institution;

(6)	Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(7)	Liens to secure the performance of bids, trade or commercial contracts, government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, deposits as security for contested taxes, import or customs duties, liabilities to insurance carriers or for the payment of rent, and Liens to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing obligations or in connection with workers’ compensation, unemployment insurance or other types of social security or similar laws and regulations;

(8)	licenses and sublicenses of intellectual property of the Company and its Domestic Restricted Subsidiaries and leases and subleases of property granted to others not in any way interfering in any material respect with the business of the Company and its Subsidiaries;

(9)	Liens upon specific items of inventory or other goods, documents of title and proceeds of any Person securing such Person’s obligation in respect of letters of credit or banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(10)	Liens on stock, partnership or other equity interests in any Joint Venture of the Company or any of its Domestic Restricted Subsidiaries or in any Domestic Restricted Subsidiary that owns an equity interest in a Joint Venture to secure Indebtedness contributed or advanced solely to that Joint Venture; provided that, in each case, the Indebtedness secured by such Lien is not secured by a Lien on any other property of the Company or any Domestic Restricted Subsidiary;

(11)	Liens and deposits securing netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;

(12)	Liens on, and consisting of, deposits made by the Company to discharge or defease the Notes and this Indenture or any other Indebtedness;

(13)	Liens on insurance policies and the proceeds thereof incurred in connection with the financing of insurance premiums;

(14)	easements, rights of way, covenants, restrictions, minor encroachments, protrusions, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and other similar charges and encumbrances and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole;

(15)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods and Liens deemed to exist in connection with Investments in repurchase agreements; or

(16)	any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in clauses (1) through (15) above, inclusive.

For the avoidance of doubt, the inclusion of specific Liens in this definition of “Permitted Liens” shall not create any implication that the obligations secured by such Liens constitute Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up.

“Principal Property” means, with respect to any Person, all of such Person’s interests in any kind of property or asset (including the capital stock in and other securities of any other Person), except such as the Board of Directors by resolution determines in good faith (taking into account, among other things, the materiality of such property to the business, financial condition and earnings of the Company and its Consolidated Subsidiaries taken as a whole) not to be material to the business of the Company and its Consolidated Subsidiaries, taken as a whole.

“Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or any other comparable body of laws, rules or regulations, as companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to enhanced accounting functions and investor relations, stockholder meetings and reports to stockholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, listing fees and other transaction costs, in each case, to the extent arising solely by virtue of the listing of such Person’s equity securities on a national securities exchange or issuance of public debt securities.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.

“Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of the occurrence of such Change of Control or of the intention by the Company or a stockholder of the Company, as applicable, to effect such Change of Control and (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control.

“Record Date” for the interest payable on any applicable Interest Payment Date means October 15 or April 15 (whether or not a Business Day) next preceding such Interest Payment Date.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Responsible Officer” means, when used with respect to the Trustee or Paying Agent, any officer within the corporate trust department of such Trustee or Paying Agent, as the case may be, including any vice president, assistant vice president, trust officer or any other officer of such Trustee or Paying Agent, as the case may be, who customarily performs functions similar to those performed by the Persons who at the time shall be such officers who shall have direct responsibility for the administration of this Indenture, respectively, or any other officer or such Trustee or Paying Agent, as the case may be, to whom any corporate trust matter relating to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject.

“Restricted Notes Legend” means the first legend set forth in Section 2.3(e)(i) of Appendix A to this Indenture.

“S&P” means S&P Global Ratings (a division of S&P Global, Inc.) or any successor to the rating agency business thereof.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Officer” of any specified Person means the chief executive officer, any president, any vice president, the chief financial officer, the treasurer, any assistant treasurer, the secretary or any assistant secretary.

“Significant Subsidiary” means any Subsidiary that is a “significant subsidiary” of the Company as defined under clauses (1) or (2) of Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Stated Maturity,” means, with respect to any Notes or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable.

“Subsidiary” of a Person means a corporation, partnership, limited liability company or other similar entity a majority of whose Voting Stock is owned by such Person or a Subsidiary of such Person. Unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Swap Contract” means (1) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (2) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means, as of the applicable redemption date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date or, in the case of a satisfaction and discharge or defeasance, at least two Business Days prior to the date on which the Company deposit the amounts required under this Indenture) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) with respect to each applicable day during such week (or, if such Statistical Release is no longer published or no market data appears thereon, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to November 1, 2024; provided, however, that if the period from such redemption date to November 1, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. Any such Treasury Rate shall be obtained by the Company.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-777bbbb).

“Trustee” means U.S. Bank National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Voting Stock” of a Person means all classes of capital stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

Section 1.02         Other Definitions.

Term	Defined in Section
“Agent Members”	2.1(c) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Authentication Order”	2.02(c)
“Book-Entry Interest”	2.1(c) of Appendix A
“Clearstream”	1.1(a) of Appendix A
“continuing Person”	5.01(a)(1)
“Definitive Notes Legend”	2.3(e) of Appendix A
“Distribution Compliance Period”	1.1(a) of Appendix A
“DTC”	2.03(b)
“Event of Default”	6.01
“Expiration Date”	1.05(j)
“Global Note”	1.1(a) of Appendix A
“Global Notes Legend”	2.3(e) of Appendix A
“Initial Default”	4.04(c)
“Interest Payment Date”	Exhibit A
“LCA Election”	1.06
“LCA Test Date”	1.06
“Limited Condition Acquisition”	1.06
“Note Register”	2.03(a)
“offer”	4.11(a)
“Offer Expiration Date”	4.11(b)
“Offer to Purchase”	4.11(a)
“Paying Agent”	2.03(a)
“purchase amount”	4.11(b)
“purchase date”	4.11(b)
“Purchase Price”	4.11(b)
“QIB”	1.1(a) of Appendix A
“Registrar”	2.03(a)
“Regulation S”	1.1(a) of Appendix A
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Restricted Notes Legend”	2.3(e) of Appendix A
“Rule 144”	1.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Rule 904”	1.1(a) of Appendix A
“Subsidiary Debt”	4.06
“Successor Company”	5.01(a)(1)
“Successor Guarantor”	5.01(b)(1)

Section 1.03         Rules of Construction. Unless the context otherwise requires:

(1)         a term defined in Section 1.01 or 1.02 of this Indenture shall have the meaning assigned to it herein;

(2)         an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)         “or” is not exclusive;

(4)         words in the singular include the plural, and words in the plural include the singular;

(5)         provisions apply to successive events and transactions;

(6)         unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7)         the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8)         “including” means including without limitation;

(9)         “$” refers to U.S. dollars;

(10)        references to sections of, or rules under, the Securities Act, the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

(11)       unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(12)        in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines.

Section 1.04         Trust Indenture Act. This Indenture is not qualified under, and, does not incorporate or include any of the provisions of, the Trust Indenture Act.

Section 1.05         Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and any Guarantor. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and any Guarantor, if made in the manner provided in this Section 1.05.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit or other manner shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)           The ownership of Notes shall be proved by the Note Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

(e)           The Company may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 20 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, in each case on such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action to be taken by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 11.02.

(f)            The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of Default, (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to institute proceedings referred to in Section 6.06(a) and shall incur no liability whatsoever for the setting of such record date. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, in each case on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 11.02.

(g)           Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)           Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i)            The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the Holders on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)            With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 11.02, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 120th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

Section 1.06         Limited Condition Acquisitions.

(a)           When calculating availability under any basket under this Indenture or compliance with any provision in this Indenture in connection with any acquisition (including by way of merger) whose consummation is not conditioned upon the availability of, or on obtaining, third-party financing (a “Limited Condition Acquisition”) and any actions or transactions related thereto, the date of determination of such basket and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied) and of any Default or Event of Default may, at the option of the Company (the Company’s election to exercise such option, an “LCA Election”), be the date the definitive agreements for such Limited Condition Acquisition are entered into (such date, the “LCA Test Date”).

(b)           If, after giving pro forma effect to the Limited Condition Acquisition and any actions or transactions related thereto and any related pro forma adjustments, the Company or any of its Domestic Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCA Test Date in compliance with such basket or test (and any related requirements and conditions), such basket or test (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued or incurred at the LCA Test Date or at any time thereafter); provided that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to re-determine all such baskets or tests on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable LCA Test Date for purposes of such baskets or tests, and (b) except as contemplated in the foregoing clause (a), compliance with such baskets or tests (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCA Test Date for such Limited Condition Acquisition and any actions or transactions related thereto. For the avoidance of doubt, if the Company has made an LCA Election, (1) if any of the baskets tests for which compliance was determined or tested as of the LCA Test Date would at any time after the LCA Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such basket or test, including due to fluctuations in Consolidated Net Income or Consolidated EBITDA on a pro forma basis of the Company or the Person subject to such Limited Condition Acquisition, such baskets or tests will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCA Test Date would at any time after the LCA Test Date not have been complied with or satisfied (including due to the occurrence or continuation of a Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any basket or test in connection with any action or transaction unrelated to such Limited Condition Acquisition following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the date that the definitive agreement for such Limited Condition Acquisition is terminated without consummation of such Limited Condition Acquisition, any such basket or test shall be determined or tested giving pro forma effect to such Limited Condition Acquisition and any action or transactions related thereto. With respect to any such calculations of the availability under any basket under this Indenture or compliance with any provision of this Indenture, in each case in connection with a Limited Condition Acquisition and any actions or transactions related thereto, the Company will deliver to the Trustee promptly following the date the definitive agreement for such Limited Condition Acquisition is entered into an Officer’s Certificate stating that such definitive agreement has been executed and that the Company has made any applicable basket calculations in accordance this provision and in compliance with the terms of this Indenture.

Article 2

THE NOTES

Section 2.01         Form and Dating; Terms. (a)  Provisions relating to the Initial Notes and Additional Notes are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)           The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, any Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company at the option of the Holders pursuant to an Offer to Purchase as provided in Section 4.10. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to ranking, status, redemption or otherwise as the Initial Notes (other than issue price or the payment of interest accruing prior to the issue date of such Additional Notes except for the first payment of interest following the issue date of such Additional Notes); provided that if any Additional Notes are not fungible with the Notes for U.S. federal income tax or other purposes, then the Additional Notes will have a separate CUSIP number. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02         Execution and Authentication. (a)  At least one Officer shall execute the Notes on behalf of the Company by manual, facsimile or electronic signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)           A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c)           On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate or cause the authentication agent to authenticate and deliver any Additional Notes for an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

(d)           The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03         Registrar and Paying Agent. (a)  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) reflecting ownership of book-entry and definitive registered Notes outstanding from time to time, if any, and will facilitate transfers and exchanges of book-entry and definitive registered Notes on behalf of the Company. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may rescind or change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)           The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

(c)           The Trustee shall have no liability for the actions or inactions of the Depositary.

Section 2.04         Money Held by the Paying Agent. The Company shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal of and premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and premium, if any, interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05         Holder Lists. The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06         Transfer and Exchange.

(a)           The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b)           To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c)           No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Holders shall be required to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 4.10).

(d)           [Reserved].

(e)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(f)            Neither the Company nor the Trustee shall be required (1) to issue, to register the transfer of or to exchange any Notes during the period beginning at the opening of business 15 calendar days before the day the Company sends the notice of redemption of Notes for redemption under Section 3.02 or makes an Offer to Purchase and ending at the close of business on the day of such sending, (2) to register the transfer or exchange of any Notes so selected for redemption or subject to purchase in an Offer to Purchase in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or purchased in part or (3) if a redemption or purchase pursuant to an Offer to Purchase is to occur after a Record Date but on or before the corresponding Interest Payment Date, to register the transfer of or exchange any Note on or after the Record Date and before the date of redemption or purchase.

(g)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(h)           Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(i)            At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency of the Company designated pursuant to Section 4.02. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02.

(j)            All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.07         Replacement Notes. If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee to protect the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08         Outstanding Notes.

(a)           The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b)           If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the UCC in effect in the State of New York.

(c)           If the principal amount of any Note is considered paid under Section 4.01, from and after such date it ceases to be outstanding and interest on it ceases to accrue.

(d)           If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09         Treasury Notes. In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10         Temporary Notes. Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11         Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. Each Agent shall forward to the Trustee any Notes surrendered to them for cancellation. The Trustee and no one else shall cancel all Notes surrendered for cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12         Defaulted Interest.

(a)           If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in an Officer’s Certificate of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee or the Paying Agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Company shall fix or cause to be fixed to the reasonable satisfaction of the Trustee each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 10 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall send, or cause to be sent to each Holder a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b)           Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13         CUSIP and ISIN Numbers. The Company in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange of Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall as promptly as practicable notify the Trustee and the Agents in writing of any change that the Company is aware of in the CUSIP or ISIN numbers.

Article 3

REDEMPTION

Section 3.01         Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.03 (unless a shorter period shall be agreed to by the Trustee) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (1) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed and (4) the Redemption Price.

Section 3.02         Selection of Notes to Be Redeemed or Purchased.

(a)           If less than all of the Notes are to be so redeemed pursuant to Section 3.07 or purchased in an Offer to Purchase at any time, the Trustee shall select the Notes or portions thereof to be redeemed or purchased (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed or (2) if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate, subject to DTC procedures. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.

(b)           The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in minimum amounts of $2,000 and whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c)           After the redemption date, upon surrender of a Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same Indebtedness to the extent not redeemed shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03         Notice of Redemption.

(a)           The Company shall send, or cause to be sent (or, in the case of Notes held in book-entry form, by electronic transmission) notices of redemption of Notes at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the procedures of the Depositary (with a copy to the Trustee), except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with Article 8.

(b)           The notice shall identify the Notes (including CUSIP numbers) to be redeemed and shall state:

(1)          the redemption date;

(2)          the Redemption Price, including the portion thereof representing any accrued and unpaid interest;

(3)          if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4)          the name and address of the Paying Agent;

(5)          that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(6)          that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)          the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)          that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9)          if applicable, any condition to such redemption.

(c)           At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter period shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph in the form of such notice.

Section 3.04         Effect of Notice of Redemption. Once notice of redemption is sent in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the Redemption Price (except as provided for in Section 3.07(d)). The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05         Deposit of Redemption or Purchase Price.

(a)           Prior to 11:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly send to each Holder to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b)           If the Company complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase on and after such date. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, to the redemption or purchase date shall be paid on the relevant Interest Payment Date to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06         Notes Redeemed or Purchased in Part. Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07         Optional Redemption.

(a)         At any time prior to November 1, 2024, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture at a Redemption Price of 103.875% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the rights of Holders on any relevant Record Date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that (1) at least 50% of the aggregate principal amount of Notes originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and (2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b)         On or after November 1, 2024, the Company may redeem all or a part of the Notes at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if redeemed during the 12-month period beginning on November 1 of the years indicated, subject to the rights of Holders of Notes on any relevant Record Date to receive interest due on the relevant Interest Payment Date.

Year	Percentage
2024	101.938%
2025	100.969%
2026 and thereafter	100.000%

(c)          At any time prior to November 1, 2024, the Company may redeem all or a part of the Notes at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of the date of redemption, and accrued and unpaid interest thereon, if any, to, but excluding, the redemption date subject to the rights of Holders of Notes on any relevant Record Date to receive interest due on the relevant Interest Payment Date.

(d)         Unless the Company defaults in the payment of the Redemption Price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(e)         Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(f)          Notwithstanding the foregoing, in connection with any tender offer for the Notes, including an Offer to Purchase, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such a tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date to the Holders of Notes and the Trustee, to redeem all Notes that remain outstanding following such purchase at a Redemption Price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption, subject to the right of the holders of Notes on any relevant Record Date to receive interest due on the relevant Interest Payment Date.

(g)         Notice of any redemption or purchase of the Notes may, at the Company’s discretion, provide that such redemption or purchase is subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction such as an Equity Offering, an incurrence of Indebtedness or a Change of Control. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the redemption or purchase date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption or purchase date, or by the redemption or purchase date as so delayed. In addition, the Company may provide in such notice that payment of the redemption or purchase price and performance of the Company’s obligations with respect to such redemption or purchase may be performed by another Person. The Company shall provide written notice to the Holders (with a copy to the Trustee) prior to the close of business one Business Day prior to the redemption date if any such redemption has been rescinded or delayed. At the Company’s written request given at least three (3) Business Days before such notice is to be sent (or such shorter time as shall be acceptable to the Trustee), the Trustee shall give such notice in the Company’s name and at the Company’s expense.

Section 3.08         Sinking Fund. The Company shall not be required to make mandatory sinking fund payments with respect to the Notes.

Article 4

COVENANTS

Section 4.01         Payment of Notes; Additional Amounts.

(a)           The Company shall pay or cause to be paid the principal of and premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than one of the Company or a Subsidiary of the Company, holds as of 11:00 a.m. (New York City time) on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(b)           The principal amount and accrued interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose; provided that, except in the case of a Global Note, the Company will pay interest (i) by check mailed to the address of the Person entitled thereto as such address will appear in the Note Register or (ii) by wire transfer in immediately available funds to each Holder with an aggregate principal amount of Notes in excess of $5,000,000, to the place and account within the United States designated in writing at least 15 calendar days prior to the interest payment date by the Person entitled thereto as specified in the Note Register, if the Person entitled to such payment as specified in the Note Register has provided to the Trustee and the Paying Agent the requisite information to make such a transfer.

(c)           The Company shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

(d)           The Trustee and the Paying Agent shall be entitled to make any withholding or deductions from payments to the extent necessary to comply with applicable law and the Trustee and the Paying Agent shall not have any liability in connection with compliance therewith.

Section 4.02         Maintenance of Office or Agency.

(a)           The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and any Guarantor in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency, if other than an office of the Trustee or an affiliate of the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee; provided, that the Corporate Trust Office of the Trustee shall not be a place of service of legal process for the Company.

(b)           The Company may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)           The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03         Reports.

(a)           So long as required by the Commission, so long as any Notes are outstanding, if not filed electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), the Company will furnish to the Trustee copies of the annual reports, information, documents and other reports that the Company may be required to file with the Commission pursuant to such Section 13(a) or 15(d) of the Exchange Act.

(b)           In addition, the Company shall furnish to prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(c)           Notwithstanding the foregoing, this Section 4.03 does not require any such reports to include information required under Rule 3-10 or 3-16 of Regulation S-X (or any equivalent or successor provisions), Items 2.02 or 2.03 or Sections 3, 5 (except Item 5.01 and 5.02(b) and (c)) or 9 of Form 8-K (or any equivalent or successor provisions) or separate financial statements of Guarantors or the filing or provision of proxy statements or exhibits.

(d)           To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under Section 6.01 if Holders of at least 25% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.

(e)           If at any time any direct or indirect parent company becomes a Guarantor (there being no obligation of any such parent company to do so), holds no material assets other than cash, cash equivalents and the Capital Stock of the Company or any other direct or indirect parent of the Company (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision, including, for the avoidance of doubt, Rules 13-01 and 13-02 of Regulation S-X promulgated by the Commission), the reports, information and other documents required to be filed and furnished to Holders of the Notes pursuant to this covenant may, at the option of the Company, be filed by and be those of such parent company rather than the Company; provided that the same are accompanied by consolidating information as required by Rule 3-10 of Regulation S-X (or any successor provision, including, for the avoidance of doubt, Rules 13-01 and 13-02 of Regulation S-X promulgated by the Commission) that explains in reasonable detail the differences between the information relating to such other parent, on the one hand, and the information relating to the Company and its Domestic Restricted Subsidiaries on a standalone basis, on the other hand.

(f)            Delivery of the information, documents and reports to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive or actual notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). The Trustee shall have no obligation to monitor or determine whether or not such information, documents or reports have been filed with the Commission or the contents of such filings.

Section 4.04         Compliance Certificate.

(a)           The Company shall deliver to the Trustee, within 100 days after the end of each fiscal year ending after the Issue Date, an Officer’s Certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

(b)           Upon the Company becoming aware of any Default has occurred and is continuing under this Indenture, the Company shall promptly (which shall be no more than five Business Days following the date on which the Company becomes aware of such Default) send to the Trustee an Officer’s Certificate specifying such event and what action the Company is taking or proposes to take with respect thereto.

Section 4.05         Stay, Extension and Usury Laws. The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06         Limitation on Subsidiary Debt.

(a)           The Company will not permit any of its Domestic Restricted Subsidiaries to create, assume, incur, Guarantee otherwise become liable for any Indebtedness (any such Indebtedness or Guarantee, “Subsidiary Debt”), without Guaranteeing the payment of the principal of, premium, if any, and interest on the Notes on an unsecured unsubordinated basis until such time as such Subsidiary Debt is no longer outstanding.

(b)           Section 4.06(a) shall not apply to, and there shall be excluded from Indebtedness in any computation under such restriction, Subsidiary Debt constituting:

(1)         Indebtedness of or Guarantee by a Person existing at the time such Person is merged into or consolidated with any Domestic Restricted Subsidiary or otherwise acquired by any Domestic Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any Domestic Restricted Subsidiary and is assumed by such Subsidiary; provided that such Indebtedness or Guarantee was not incurred in contemplation thereof and is not Guaranteed by any other Domestic Restricted Subsidiary (other than any Guarantee existing at the time of such merger, consolidation or sale, lease or other disposition of properties and assets and that was not issued in contemplation thereof);

(2)            Indebtedness or Guarantee of a Person existing at the time such Person becomes a Domestic Restricted Subsidiary; provided that any such Indebtedness or Guarantee was not incurred in contemplation thereof;

(3)            Indebtedness owed to or Guarantee in favor of the Company or any Domestic Restricted Subsidiary;

(4)            Indebtedness or Guarantees in respect of netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;

(5)            Indebtedness or Guarantees arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that any such Indebtedness or Guarantee is extinguished within five Business Days within its incurrence;

(6)            reimbursement obligations incurred in the ordinary course of business;

(7)            advances and deposits received in the ordinary course of business;

(8)            Indebtedness or Guarantees incurred (a) in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, (b) in connection with the financing of insurance premiums or self-insurance obligations or take-or-pay obligations contained in supply agreements, and (c) in respect of guarantees, warranty or contractual service obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit and banker’s acceptances for operating purposes or to secure any Indebtedness or Guarantee or other obligations referred to in clauses (1) through (7) or this clause (8), payment (other than for payment of Indebtedness) and completion guarantees, in each case provided or incurred (including Guarantees thereof) in the ordinary course of business; or

(9)            Indebtedness or Guarantee outstanding on the date of this Indenture and any extension, renewal, replacement, refinancing or refunding of any Indebtedness or Guarantee existing on the date of this Indenture or referred to in clauses (1) and (2); provided that any Indebtedness or Guarantee incurred to so extend, renew, replace, refinance or refund shall be incurred within 360 days of the maturity, retirement or other repayment or prepayment of the Indebtedness or Guarantee referred to in this clause or clauses (1) and (2) above and the principal amount of the Indebtedness incurred or Guaranteed to so extend, renew, replace, refinance or refund shall not exceed the principal amount of Indebtedness or Guarantee being extended, renewed, replaced, refinanced or refunded plus any premium or fee (including tender premiums) or other reasonable amounts payable, plus the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, replacement, refinancing or refunding.

(c)           Notwithstanding Sections 4.06(a) and (b), any Domestic Restricted Subsidiary may, create, incur, issue or assume Subsidiary Debt that would otherwise be subject to the restrictions set forth in Section 4.06(a), without Guaranteeing the payment of the principal of, premium, if any, and interest on the Notes, if after giving effect thereto, Aggregate Debt does not exceed an amount equal to the greater of (a) $4,000,000,000 and (b) 3.5 times Consolidated EBITDA of the Company for the Measurement Period immediately preceding the date of the creation or incurrence of the Subsidiary Debt. Any Domestic Restricted Subsidiary also may, without Guaranteeing the payment of the principal of, premium, if any, and interest on the Notes, extend, renew, replace, refinance or refund any Subsidiary Debt permitted pursuant to the preceding sentence; provided that any Subsidiary Debt incurred to so extend, renew, replace, refinance or refund shall be incurred within 360 days of the maturity, retirement or other repayment or prepayment of the Subsidiary Debt being extended, renewed, replaced, refinanced or refunded and the principal amount of the Subsidiary Debt incurred to so extend, renew, replace, refinance or refund shall not exceed the principal amount of Subsidiary Debt being extended, renewed, replaced, refinanced or refunded plus any premium or fee (including tender premiums) or other reasonable amounts payable, plus the amount of fees, expenses and other costs incurred, in connection with any such extension, renewal, replacement, refinancing or refunding.

Section 4.07           Limitation on Sale and Lease-back Transactions.

(a)           The Company will not, and will not permit any of its Domestic Restricted Subsidiaries, to enter into any transaction for the sale and leasing back of any Principal Property, whether now owned or hereafter acquired, unless:

(1)            such transaction was entered into prior to the Issue Date;

(2)            such transaction was for the sale and leasing back to the Company or a Domestic Restricted Subsidiary of any Principal Property;

(3)            such transaction involves a lease of a Principal Property executed by the time of or within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Principal Property;

(4)            such transaction involves a lease for not more than three years (or which may be terminated by the Company or the applicable Domestic Restricted Subsidiary within a period of not more than three years);

(5)            the Company or the applicable Domestic Restricted Subsidiary would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the Notes pursuant to Section 4.08(a); or

(6)            the Company or the applicable Domestic Restricted Subsidiary applies an amount equal to the net proceeds from the sale of the Principal Property to the purchase of other Principal Property or to the retirement, repurchase or other repayment or prepayment of long-term Indebtedness within 365 calendar days before or after the effective date of any such sale and lease-back transaction; provided that in lieu of applying such amount to such retirement, repurchase, repayment or prepayment, the Company or any Domestic Restricted Subsidiary may deliver Notes to the Trustee for cancellation, such Notes to be credited at the cost thereof to the Company or such Domestic Restricted Subsidiary.

For the avoidance of doubt, any transaction that is required to be accounted for as a sale and lease-back transaction in accordance with GAAP shall not be deemed to be a sale and lease-back transaction subject to the foregoing restrictions in this Section 4.07(a) unless such transaction involves an actual transfer of Principal Property.

(b)           Notwithstanding Section 4.07(a), the Company and its Domestic Restricted Subsidiaries may enter into any sale and lease-back transaction which would otherwise be subject to the foregoing restrictions if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed an amount equal to the greater of (a) $4,000,000,000, and (b) 3.5 times Consolidated EBITDA of the Company for the Measurement Period immediately preceding the closing date of the sale and lease-back transaction.

Section 4.08           Limitation on Liens.

(a)           The Company will not, and will not permit any of its Domestic Restricted Subsidiaries, to enter into, create, incur or assume any Lien on any Principal Property, whether now owned or hereafter acquired, in order to secure any Indebtedness, without effectively providing that the Notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(1)            Liens existing as of the Issue Date;

(2)            Liens granted after the Issue Date created in favor of the holders of the Notes;

(3)            Liens created in substitution of, or as replacements for, any Liens described in clauses (1) and (2) above; provided that based on a good faith determination of one of the Company’s Senior Officers, the Principal Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Principal Property encumbered by the otherwise permitted Lien which is being replaced; and

(4)            Permitted Liens.

(b)           Notwithstanding Section 4.08(a), the Company or any Domestic Restricted Subsidiary may, without equally and ratably securing the Notes, create or incur Liens which would otherwise be subject to the restrictions set forth in Section 4.08(a), if after giving effect thereto, Aggregate Debt does not exceed an amount equal to the greater of (a) $4,000,000,000 and (b) 3.5 times Consolidated EBITDA of the Company for the Measurement Period immediately preceding the date of the creation or incurrence of the Lien. The Company or any Domestic Restricted Subsidiary also may, without equally and ratably securing the Notes, create or incur Liens that extend, renew, substitute or replace (including successive ex-tensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence.

Section 4.09           Corporate Existence. Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence and the corporate, partnership, limited liability company, unlimited liability company or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

Section 4.10           Offer to Repurchase Upon Change of Control Triggering Event.

(a)           An “Offer to Purchase” means an offer by the Company to purchase Notes as required by this Indenture. An Offer to Purchase must be made by written offer (the “offer”) sent to the Holders. The Company will notify the Trustee at least 5 days (or such shorter period as is acceptable to the Trustee) prior to sending the offer to Holders of its obligation to make an Offer to Purchase, and the offer will be sent by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company.

(b)           The offer must include or state the following, which shall (where applicable) be the terms of the Offer to Purchase:

(1)            the provision of this Indenture pursuant to which the Offer to Purchase is being made;

(2)            the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (the “purchase amount”);

(3)            the purchase price, including the portion thereof representing accrued and unpaid interest (the “Purchase Price”);

(4)            an expiration date (the “Offer Expiration Date”) not less than 30 days or more than 60 days after the date of the offer, and a settlement date for purchase (the “purchase date”) not more than five Business Days after the Offer Expiration Date;

(5)            that a Holder may tender all or any portion of its Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof;

(6)            the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(7)            that each Holder electing to tender a Note pursuant to the offer will be required to surrender such Note at the place or places specified in the offer prior to the close of business on the expiration date (such Note being, if the Company or the Trustee so requires, duly endorsed or accompanied by a duly executed written instrument of transfer);

(8)            that interest on any Note not tendered, or tendered but not purchased by the Company pursuant to the Offer to Purchase, will continue to accrue;

(9)            that on the purchase date the Purchase Price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased will cease to accrue on and after the purchase date (unless the Company defaults in the payment of the Purchase Price and accrued and unpaid interest);

(10)          that Holders are entitled to withdraw Notes tendered by giving notice, which must be received by the Company, as applicable, or the Trustee not later than the close of business on the Offer Expiration Date, setting forth the name of the Holder, the principal amount of the tendered Notes, the certificate number of the tendered Notes and a statement that the Holder is withdrawing all or a portion of the tender; provided, however, that if the Notes are Global Notes, the notice must comply with the Applicable Procedures of the Depositary;

(11)          a statement that if Notes in an aggregate principal amount less than or equal to the purchase amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes;

(12)          a statement that if any Note is purchased in part, new Notes equal in principal amount to the unpurchased portion of the Note will be issued;

(13)          a statement that if any Note contains a CUSIP number, no representation is being made as to the correctness of the CUSIP number either as printed on the Notes or as contained in the offer and that the Holder should rely only on the other identification numbers printed on the Notes; and

(14)          if the Notes are held in book entry form, Holders must comply with the applicable procedures of the Depositary.

(c)           Prior to the purchase date the Company will accept tendered Notes for purchase as required by the Offer to Purchase and deliver to the Trustee all Notes so accepted together with an Officer’s Certificate specifying which Notes have been accepted for purchase. On the purchase date the Purchase Price will become due and payable on each Note accepted for purchase, and interest on Notes purchased will cease to accrue on and after the purchase date (unless the Company defaults in the payment of the purchase price and accrued interest). The Trustee will promptly return to Holders any Notes not accepted for purchase and send to Holders new Notes equal in principal amount to any unpurchased portion of any Notes accepted for purchase in part.

(d)           The Company will comply, to the extent applicable, with Rule 14e-1 under the Exchange Act and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations described in this Indenture by virtue of such compliance.

(e)           Not later than 60 days following Change of Control Triggering Event, unless the Company has exercised its right to redeem all of the Notes pursuant to Section 3.07, the Company will make an Offer to Purchase all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

(f)            The Company will not be required to make an Offer to Purchase following a Change of Control Triggering Event if (1) a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (2) a notice of redemption has been given pursuant to Section 3.07.

(g)           Notwithstanding anything to the contrary herein, an Offer to Purchase may be made in advance of a Change of Control Triggering Event, conditional upon the applicable Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of such Offer to Purchase.

(h)           Other than as specifically provided in this Section 4.10, any purchase pursuant to this Section 4.10 shall be made pursuant to the provisions of Sections 3.02 3.05 and 3.06.

Section 4.11           Additional Note Guarantors. After the Issue Date, the Company will, to the extent required to comply with Section 4.06(a), cause all or any of its Subsidiaries to:

(a)            execute and deliver a supplemental indenture to this Indenture, the form of which is attached as Exhibit B, pursuant to which such Subsidiary will agree to be a Guarantor under this Indenture on the same terms and conditions as those set forth in this Indenture and be bound by the terms of this Indenture applicable to Guarantors, including, but not limited to, Article 10; provided that such Guarantor shall deliver to the Trustee an Opinion of Counsel (such opinion or portions thereof may be in form and substance substantially similar to the Opinion of Counsel delivered on the Issue Date and which may contain customary exceptions) to the effect that:

(1)            such Note Guarantee has been duly executed and authorized; and

(2)            such Note Guarantee constitutes a valid, binding and enforceable obligation of such Subsidiary; and

(b)           waive and not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Note Guarantee.

Section 4.12           Reserved.

Section 4.13           Further Instruments and Acts. Upon request of the Trustee, the Company and the Guarantors will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Article 5

SUCCESSORS

Section 5.01           Consolidation, Merger and Conveyance, Transfer and Lease of Assets.

(a)           The Company may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all the properties and assets of the Company and its Subsidiaries (determined on a consolidated basis), taken as a whole, to, any Person, in a single transaction or in a series of related transactions, unless:

(1)            either: (i) the Person formed by or surviving any such consolidation or merger is the Company (the Person formed by or surviving a consolidation or merger, the “continuing Person”) or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer or which leases, all or substantially all the properties and assets of the Company and its Subsidiaries (determined on a consolidated basis), taken as a whole (the “Successor Company”), is an entity organized under the laws of the United States of America, any State thereof or the District of Columbia;

(2)            if the Company is not the continuing Person, the Successor Company expressly assumes the Company’s obligations with respect to the Notes and this Indenture pursuant to a supplemental indenture;

(3)            immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(4)            if the Company is not the continuing Person, each Guarantor (unless such Guarantor is the Successor Company or is the subject of a consolidation or merger pursuant to which it is not the Person formed by such consolidation or not the surviving Person in such merger) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations in respect of this Indenture and the Notes; and

(5)            if the Company is not the continuing Person, the Company or the Successor Company has delivered to the Trustee the Officer’s Certificate and Opinion of Counsel each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel (which may contain customary qualifications) stating that such supplemental indenture (if any) is a valid and binding agreement enforceable against the Successor Company; provided, that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact.

(b)            In addition, the Company will not permit any Guarantor to merge with or into, or convey, transfer or lease all or substantially all of such Guarantor’s properties and assets (determined on a consolidated basis for such Guarantor and its Subsidiaries), taken as a whole, to, any other Person (in each case, other than with, into or to (as applicable) the Company or another Guarantor), in a single transaction or in a series of related transactions, unless:

(1)            either (i) the continuing Person is such Guarantor or (ii) the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all the properties and assets (determined on a consolidated basis for such Guarantor and its Subsidiaries), taken as a whole (the “Successor Guarantor”), is an entity organized under the laws of the United States of America, any state thereof or the District of Columbia;

(2)            if such Guarantor is not the continuing Person, the Successor Guarantor expressly assumes such Guarantor’s obligations under its Note Guarantee and this Indenture pursuant to a supplemental indenture;

(3)            immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(4)            if such Guarantor is not the continuing Person, the Company delivers, or causes to be delivered, to the Trustee the Officer’s Certificate and Opinion of Counsel each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel (which may contain customary qualifications) stating that such supplemental indenture (if any) is a valid and binding agreement enforceable against the Successor Guarantor; provided, that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact, provided that this Section 5.01(b) shall not apply to a transaction pursuant to which such Guarantor shall be released from its obligations under this Indenture and the Notes in accordance with the provisions described in Section 10.06.

Section 5.02           Successor Entity Substituted. Upon any transaction or series of related transactions to which the requirements of Section 5.01(a) apply, in the case of the Company, or the requirements of Section 5.01(b) apply, in the case of a Guarantor, and are effected in accordance with such requirements, the Successor Company or Successor Guarantor, as applicable, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the applicable Guarantor, as applicable, under this Indenture with the same effect as if such Successor Company or Successor Guarantor, as applicable, had been named as the Company or applicable Guarantor, as applicable, therein; and when a Successor Company or Successor Guarantor, as applicable, duly assumes all of the obligations and covenants of the Company or Guarantor, as applicable, pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Article 6

DEFAULTS AND REMEDIES

Section 6.01           Events of Default. Each of the following is an “Event of Default” under this Indenture:

(a)           failure by the Company to pay principal or premium, if any, on any Note when due at maturity, upon redemption or otherwise (including the failure to pay the repurchase price for Notes tendered pursuant to an Offer to Purchase);

(b)           failure by the Company to pay any interest on any Note for 30 calendar days after the interest becomes due;

(c)           failure by the Company to comply with Section 4.10 in connection with a Change of Control Triggering Event and such failure continues for a period of 30 calendar days;

(d)           failure by the Company or any of its Subsidiaries to perform, or breach by the Company or any of its Subsidiaries of, any other covenant, agreement or condition in this Indenture for 90 calendar days after either the Trustee or Holders of at least 25% in principal amount of the outstanding Notes have given the Company and the Trustee if given by the Holders written notice of the breach in the manner required by this Indenture;

(e)           [reserved];

(f)            except as permitted in this Indenture, any Note Guarantee of any Significant Subsidiary shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

(g)           the Company or any Significant Subsidiary, pursuant to or within the meaning of any Debtor Relief Law:

(1)            commences proceedings to be adjudicated bankrupt or insolvent;

(2)            consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Debtor Relief Laws;

(3)            consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or

(4)            makes a general assignment for the benefit of its creditors;

(h)           a court of competent jurisdiction enters an order or decree under any Debtor Relief Law that:

(1)            is for relief against the Company or any Significant Subsidiary in a proceeding in which the Company or any Significant Subsidiary is to be adjudicated bankrupt or insolvent;

(2)            appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary, or for all or substantially all of the property of the Company or any Significant Subsidiary; or

(3)            orders the liquidation, dissolution or winding up of the Company or any Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02           Acceleration.

(a)           If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Company or any Guarantor that is a Significant Subsidiary) occurs and is continuing, then and in every such case the Trustee (by notice to the Company) or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued and unpaid interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration if such rescission and annulment would not conflict with any judgment or decree of a court of competent jurisdiction and all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in this Indenture.

(b)           If an Event of Default described in Section 6.01(g) or Section 6.01(h) with respect to the Company or any Significant Subsidiary occurs and is continuing, the principal of, premium, if any, and interest that is both accrued and unpaid on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c)           If any default occurs that would otherwise constitute an Event of Default described in Section 6.01(g) or Section 6.01(h) with respect to any Foreign Subsidiary where such default results solely from a failure to make any required administrative filing with any non-U.S. administrative authority (and not as a result of any insolvency, dissolution or equivalent proceeding initiated by a debtor of such Subsidiary or a court or administrative body having jurisdiction over such Subsidiary on the basis that such Subsidiary is not able to pay its debts as they come due), then such default shall not constitute an event of default until 90 days after such administrative authority initiates such insolvency, dissolution or equivalent proceeding.

(d)           The Holders of a majority in principal amount of the outstanding Notes may waive all past Defaults (except with respect to nonpayment of principal, premium or interest) and rescind any acceleration with respect to any such Default and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

(e)           If a Default for a failure to report or failure to deliver a required certificate in connection with another Default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another Default that resulted solely because of that Initial Default will also be cured without any further action.

(f)            Any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture.

Section 6.03           Other Remedies.

(a)           If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of and premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)           The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04           Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing or past Default and its consequences hereunder, except:

(1)            a continuing Default in the payment of the principal of, premium, if any, or interest on, any Note held by a non-consenting Holder (including any Note which is required to have been purchased pursuant to an Offer to Purchase); and

(2)            a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

provided, however, that, subject to Section 6.03, the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05           Control by Majority. The Holders of a majority in principal amount of then-outstanding Notes issued under this Indenture are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any remedy available to the Trustee under this Indenture. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holder of Notes that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder of Notes (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder), is otherwise contrary to applicable law, or that would involve the Trustee in personal liability or expense, unless such Holder has offered (and if requested, has provided) to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

Section 6.06           Limitation on Suits.

(a)           No Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default, (2) the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, (3) such Holder or Holders shall provide indemnity or security satisfactory to the Trustee against cost, loss, liability or expense, to institute such proceeding as Trustee, (4) the Trustee has not complied with such request within 60 days after receipt of the request and the offer of indemnity or security and (5) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request within such 60-day period. Such limitations do not apply to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

(b)           A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07           Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and premium, if any, and interest on its Note, on or after the respective due dates expressed in such Note (including in connection with an Offer to Purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08           Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and premium, if any, and interest remaining unpaid to but not including the date of payment on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09           Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceedings has been instituted.

Section 6.10           Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy are, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11           Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12           Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13           Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money in the following order:

(a)           first, to the Trustee, the Agents and their agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

(b)           second, to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively; and

(c)           third, to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.14. Promptly after any record date is set pursuant to this paragraph, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 11.02.

Section 6.14           Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Article 7

TRUSTEE

Section 7.01           Duties of Trustee.

(a)           The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(1)            the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)            this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(3)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.06.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(e)           The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders unless the Holders have offered (and if requested, have provided) to the Trustee indemnity or security satisfactory to it against any cost, loss, liability or expense.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02           Rights of Trustee.

(a)           The Trustee may conclusively rely upon and shall be protected in acting or refraining from acting based upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)           Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and an Opinion of Counsel subject to the other provisions of this Indenture. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written or verbal advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)            None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(g)           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(h)           In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)            The Trustee may request that the Company or any Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)            Under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes.

(m)          The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(n)           The permissive right of the Trustee to do things enumerated in the documents shall not be construed as a duty.

Section 7.03           Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10.

Section 7.04           Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, the Offering Memorandum or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05           Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder a notice of the Default within 90 days after the date the Trustee is deemed to have knowledge of such Default in accordance with Section 7.02(g). Except in the case of an Event of Default specified in clause (a) or (b) of Section 6.01, the Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interest of the Holders. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee.

Section 7.06           [Reserved].

Section 7.07           Compensation and Indemnity.

(a)           The Company and the Guarantors, jointly and severally, shall pay to the Trustee (acting in any capacity hereunder) from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel. The Trustee shall provide the Company reasonable notice of any expenditure not in the ordinary course of business.

(b)           The Company and the Guarantors, jointly and severally, shall indemnify the Trustee (acting in any capacity hereunder) for, and hold each of the Trustee and any predecessor Trustee and their directors, officers, employees and agents harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses and court costs) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties and/or the exercise of its rights hereunder (including the costs and expenses of enforcing this Indenture against the Company or any Guarantor (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Company, any Guarantor or any other Person, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any cost, loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence, as finally adjudicated by a court of competent jurisdiction.

(c)           The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

(d)           The obligations of the Company and the Guarantors under this Section 7.07 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior Lien on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.13, funds held in trust herewith for the benefit of the Holders of particular Notes, to which the Notes are hereby made subordinate.

(e)           When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.01(g) or 6.01(h) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Debtor Relief Law.

Section 7.08           Replacement of Trustee.

(a)           A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time by giving 30 days’ prior notice of such resignation to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1)            the Trustee fails to comply with Section 7.10;

(2)            the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Debtor Relief Law;

(3)            a receiver or public officer takes charge of the Trustee or its property; or

(4)            the Trustee becomes incapable of acting.

(b)           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(c)           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d)           If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

(f)            As used in this Section 7.08, the term “Trustee” shall also include each Agent.

Section 7.09           Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee, subject to Section 7.10.

Section 7.10           Eligibility; Disqualification.

(a)           There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

Article 8

DISCHARGE AND DEFEASANCE

Section 8.01           Satisfaction and Discharge of Indenture. The Company may terminate its obligations under this Indenture and the Notes when:

(a)           either:

(1)            all the Notes that have been authenticated and delivered have been accepted by the Trustee for cancellation (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07); or

(2)            (x) all outstanding Notes issued under this Indenture have become due and payable; (y) all outstanding Notes issued under this Indenture have or will become due and payable at the Stated Maturity within one year; or (z) all outstanding Notes issued under this Indenture are subject to redemption within one year (and the Company shall have entered into arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption), and in each case, the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds for the purpose of making payments to the Holders under this Indenture an amount of cash (which may include Governmental Obligations), dedicated solely to the benefit of the Holders, sufficient to pay and discharge all outstanding Notes issued under this Indenture on the Stated Maturity or the scheduled date of redemption; and

(b)            the Company shall have paid or caused to be paid all other sums then due and payable under this Indenture; and

(c)            the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

If the foregoing conditions are met, the Trustee, on demand and at the cost and expense of the Company, shall execute such instruments reasonably requested by and prepared by the Company acknowledging such satisfaction of and discharging this Indenture and the Notes except as to:

(i)            rights of registration of transfer and exchange of Notes;

(ii)            the Company’s right of optional redemption;

(iii)            substitution of mutilated, defaced, destroyed, lost or stolen Notes;

(iv)            rights of Holders to receive payment of the principal amount, premium (if any) and interest when due and payable, solely out of the trust created pursuant to this Section 8.01;

(v)            the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(vi)            the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them; and the rights of the Company to be repaid any money pursuant to Sections 8.05 and 8.06.

Section 8.02      Legal Defeasance. Upon making the deposit referred to in Section 8.02(a), the Company will be deemed to have paid and the Company and the Guarantors will be discharged from their obligations in respect of the Notes and this Indenture, other than their obligations in Article 2 and Sections 4.01, 4.02, 7.07, 7.08 and as set forth in clauses (i) through (vi) of Section 8.01; provided that the following conditions have been satisfied:

(a)            the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds for the purpose of making the following payments, dedicated solely to the benefits of the holders of the Notes in cash or Governmental Obligations or a combination thereof (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 8.06) in each case sufficient without reinvestment, in the written opinion of an internationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all of the principal, premium (if any) and interest when the same becomes due and payable at Stated Maturity, upon optional redemption, upon required repurchase or otherwise or if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Company’s name and at the Company’s expense;

(b)            unless the Notes have become due and payable or will become due and payable at Stated Maturity or upon redemption within one year and, in the case of redemption, the Company has entered into arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name of the Trustee, the Company has delivered to the Trustee an Opinion of Counsel stating that, as a result of an IRS ruling or a change in applicable U.S. federal income tax law, the holders of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

(c)            no Default with respect to the outstanding Notes has occurred and is continuing at the time of such deposit after giving effect to the deposit;

(d)            the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or material instrument (other than this Indenture and the Notes) to which the Company is a party or by which it is bound; and

(e)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Upon and following the satisfaction of the foregoing conditions, the Trustee, upon request and at the cost and expense of the Company, will acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for the surviving obligations specified above.

Section 8.03      Covenant Defeasance. Upon making the deposit referred to in Section 8.02(a), the failure of the Company to perform the obligations set forth in Sections 4.06, 4.07, 4.08, 4.10, 4.11 and the events described in Sections 6.01(c) and 6.01(d) will no longer constitute an Event of Default; provided that the following conditions have been satisfied:

(a)            the Company has complied with clauses (a), (c), (d), and (e) of Section 8.02; and

(b)            unless the Notes have become due and payable or will become due and payable at Stated Maturity or upon redemption within one year and, in the case of redemption, the Company has entered into arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name of the Trustee, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the holders of the Notes will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur,

Except as specifically stated above, none of the Company’s obligations under this Indenture and the Notes will be discharged pursuant to this Section 8.03.

Section 8.04      Application by Trustee of Funds Deposited for Payment of Notes. Subject to 8.06, all moneys deposited with the Trustee pursuant to Sections 8.01, 8.02 and 8.03 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium (if any) and interest. Such money need not be segregated from other funds except to the extent required by law.

Section 8.05      Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys held by any Paying Agent under the provisions of this Indenture at the time of such satisfaction and discharge shall, upon written demand of the Company, be repaid to the Company or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

Section 8.06      Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys or Governmental Obligations deposited with or paid to the Trustee or any Paying Agent for the payment of the principal of or premium (if any) on or interest on any Note and not applied but remaining unclaimed for two years after the date upon which such principal, premium or interest shall have become due and payable, shall, at the Company’s request, be repaid to the Company by the Trustee or such Paying Agent, and the Holder of the Note shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any Paying Agent with respect to such moneys shall thereupon cease.

Section 8.07      Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company makes any payment of principal of or premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

Article 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders. Notwithstanding Section 9.02, without the consent of any Holder, the Company, the Guarantors and the Trustee at any time and from time to time, may amend this Indenture, the Notes, the Note Guarantees for any of the following purposes:

(a)            to evidence the succession of another corporation to the Company or successive successions and the assumption of the covenants, agreements and obligations of the Company by a successor;

(b)            to add to or modify the covenants of the Company for the benefit of the Holders, or to surrender any of its rights or powers;

(c)            to add Events of Default for the benefit of the Holders;

(d)            to add to, change or eliminate any provision of this Indenture applying to the Notes (including changing the CUSIP or other identifying number on any Notes); provided that the Company deems such action necessary or advisable and that such action does not materially adversely affect the interests of any Holder of the Notes;

(e)            to evidence and provide for a successor Trustee or to add to or change any provisions to the extent necessary to appoint a separate Trustee for the Notes;

(f)            to cure any ambiguity, defect, error or inconsistency under this Indenture, or to make other provisions with respect to matters or questions arising under this Indenture as evidenced by an Officer’s Certificate;

(g)            to supplement any provisions of this Indenture necessary to defease and discharge the Notes or this Indenture otherwise in accordance with the defeasance or discharge provisions of Article 8, as the case may be; provided that such change or modification does not adversely affect the interests of the Holders in any material respect;

(h)            to add to, change or eliminate any provisions of this Indenture or to comply with the provisions of DTC or the Trustee with respect to provisions of this Indenture or the Notes relating to transfers or exchanges of Notes or beneficial interests in the Notes;

(i)            make any amendment to the provisions of this Indenture relating to the transfer and legending or delegending of Notes as permitted by this Indenture, including to facilitate the issuance and administration of Notes; provided, however, that such amendment does not materially adversely affect the rights of Holders to transfer the Notes;

(j)            to provide collateral security for the Notes and/or any related Guarantee;

(k)            to provide for additional Guarantors in accordance with Article 10 or Section 4.06 or to release a Guarantor in accordance with Article 10 or to confirm and evidence the release, termination, discharge or retaking of any Guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under this Indenture;

(l)            make such provisions as necessary to provide for the issuance of Additional Notes;

(m)            provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of this Indenture relating to the form of the Notes (including related definitions);

(n)            reduce the minimum denomination of the Notes; or

(o)            conform any provision to the “Description of Notes” contained in the Offering Memorandum, as evidenced in an Officer’s Certificate.

Section 9.02      With Consent of Holders. The Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture with the written consent of the Holders of at least a majority in aggregate principal amount of outstanding Notes affected by such supplemental indenture; provided, however, that, no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby,

(a)            reduce the rates of or change the time for payment of interest on any Notes;

(b)            reduce the principal amount of, or change the Stated Maturity of, any Notes;

(c)            reduce the Redemption Price, including upon a Change of Control Triggering Event, of any Notes or amend or modify in any manner adverse to the Holders thereof the Company’s obligation to make such payments;

(d)            change the currency of payment of principal, premium, if any, or interest;

(e)            reduce the quorum requirements under this Indenture;

(f)            reduce the percentage in principal amount of outstanding Notes, the consent of whose Holders is required for modification of this Indenture, for waiver of compliance with certain provisions of this Indenture, for waiver of certain defaults or consent to take any action;

(g)            adversely affect the ranking of the Notes;

(h)            waive any default in the payment of principal, premium, if any, or interest; or

(i)            impair the right to institute suit for the enforcement of any payment on the Notes.

Section 9.03      [Reserved].

Section 9.04      Revocation and Effect of Consents.

(a)            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if a Responsible Officer of the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)            The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.

Section 9.05      Notation on or Exchange of Notes.

(a)            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b)            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06      Trustee to Sign Amendments, etc. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. The Company may not deliver a signed amendment, supplement or waiver effecting a change pursuant to Section 9.02 until its Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 11.04, an Officer’s Certificate and an Opinion of Counsel (which may contain customary qualifications) stating that the execution of such amended or supplemental indenture complies with the provisions hereof and such amended or supplemental indenture is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

Article 10

GUARANTEES

Section 10.01      Note Guarantee.

(a)            Subject to this Article 10, each of the Guarantors, if any, hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal of and premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment by the Company when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)            The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder or the Trustee with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c)            If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)            Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

(e)            Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f)            In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g)            Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02      Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Note Guarantee obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 10.03      Execution and Delivery.

(a)            To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

(b)            Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(c)            If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantees shall be valid nevertheless.

(d)            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(e)            If required by Section 4.11, the Company shall cause any newly created or acquired Domestic Restricted Subsidiary to comply with the provisions of Section 4.11 and this Article 10, to the extent applicable.

Section 10.04      Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.05      Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 10.06      Release of Note Guarantees.

(a)            A Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and such Note Guarantee shall thereupon terminate and be discharged and of no further force and effect, and no further action by such Guarantor, the Company or the Trustee shall be required for the release of such Guarantor’s Note Guarantee:

(A)            (1)  concurrently with any sale, exchange, disposition or transfer (by merger or otherwise) of (x) any Equity Interests of such Guarantor following which such Guarantor is no longer a Subsidiary of the Company or (y) all or substantially all the properties and assets of such Guarantor to a Person that is not a Subsidiary of the Company;

(2)            upon the release or discharge by such Guarantor of all Indebtedness or the Guarantee which resulted in the creation of such Note Guarantee (or would have resulted in the creation of a Note Guarantee had such Note Guarantee not already been in existence) so long as immediately after the release of such Note Guarantee, the Company would be in compliance with Section 4.06;

(3)            upon the merger or consolidation of such Guarantor with and into either the Company or any other Guarantor that is the surviving person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all or substantially all of its property and assets to either the Company or another Guarantor; or

(4)            upon the exercise by the Company of its legal defeasance or covenant defeasance options in accordance with Article 8 or the Company’s obligations under this Indenture being discharged in accordance with the terms of this Indenture and the Notes; and

(B)            such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.

(b)            At the request of the Company, upon receipt of an Officer’s Certificate and at the expense of the Company, the Trustee shall execute and deliver any documents prepared by the Company and reasonably requested in order to acknowledge such release, discharge and termination in respect of the applicable Note Guarantee. Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge.

Article 11

MISCELLANEOUS

Section 11.01      [Reserved].

Section 11.02      Notices.

(a)            Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested) or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to the others’ addresses:

If to the Company and/or any Guarantor:

c/o Roblox Corporation.
970 Park Place

San Mateo, California, 94403
Attention: General Counsel

With a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
Fax No: (650) 493-6811
Attention: Michael Coke

If to the Trustee:

U.S. Bank National Association

1 California Street, Suite 1000

San Francisco, CA 94111

Attn: D. Jason (Roblox)

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(b)            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c)            Any notice or communication to a Holder shall be electronically transmitted mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)            Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), pursuant to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f)            The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic ..pdf transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g)            If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03      [Reserved].

Section 11.04      Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee:

(1)            an Officer’s Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; provided that no Officer’s Certificate shall be required in connection with the issuance of Notes on the Issue Date; and

(2)            an Opinion of Counsel (which shall include the statements set forth in Section 11.05 and which may contain customary qualifications) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that no such Opinion of Counsel shall be required in connection with the issuance of Notes on the Issue Date and any Opinion of Counsel may rely as to factual matters on an Officer’s Certificate.

Section 11.05      Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04) shall include:

(1)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(4)            a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.06      Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07      No Personal Liability of Directors, Officers, Employees, Incorporator, Stockholder, Member Partner or Other Holder of Equity Interests. No director, officer, employee, incorporator, stockholder, unitholder or member of the Company, any of its Subsidiaries or any of its direct or indirect parent companies as such, has any liability for any obligations of the Company or any Guarantor under the Notes, this Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 11.08      Governing Law, Consent to Jurisdiction. THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the specified courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 11.09      Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.10      Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation epidemics, pandemics, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.11      No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.12      Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 11.13      Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14      Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes. All notices, approvals, consents, requests and any communications hereunder must be in writing; provided that any such communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or other electronic signature provider that the Company plans to use (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 11.15      Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.16      U.S.A. PATRIOT Act. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Trustee will ask for documentation to verify its formation and existence as a legal entity. The Trustee may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The parties each agree to provide all such information and documentation as to themselves as requested by the Trustee to ensure compliance with federal law.

[Signatures on following page]

ROBLOX CORPORATION

By:	/s/ Michael Guthrie
Name:	Michael Guthrie
Title	Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ David Jason
Name:	David Jason
Title:	Vice President

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES
AND ADDITIONAL NOTES

Section 1.1      Definitions.

(a)            Capitalized Terms. Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period”, with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means the Euroclear Bank S.A./N.V., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b)            Other definitions

Term:	Defined in Section:
“Agent Members”	2.1(c)
“Book-Entry Interest”	2.1(c)
“Definitive Notes Legend”	2.3(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.3(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1      Form and Dating.

(a)            The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company to the Initial Purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.

(b)            Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent Global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more Global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The Rule 144A Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of the Indenture and Section 2.2(c) of this Appendix A.

(c)            Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 of the Indenture and pursuant to an Authentication Order, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)            Definitive Notes. Except as provided in Section 2.2 or 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2      Transfer and Exchange

(a)            Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i)            to register the transfer of such Definitive Notes; or

(ii)            to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing; and

(2)            in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b)            Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i)            a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii)            written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.

(c)            Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)            If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)            Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)           Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes. (i) Transfers by an owner of a beneficial interest in a Rule 144A Global Note to a transferee who takes delivery of such interest through another Restricted Global Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(ii)           During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the U.S. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(iii)          Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv)          Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note may be exchanged for beneficial interests in an Unrestricted Global Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(v)           If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.

(e)           Legends.

(i)  Except as permitted by Section 2.2(d) and this Section 2.2(e) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THE OFFERING AND SALE OF THIS NOTE (OR ITS PREDECESSOR) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(1) REPRESENTS THAT IT IS NOT AN “AFFILIATE” (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF ROBLOX CORPORATION AND (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”), OR (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT;

(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN EXCEPT (A) TO ROBLOX CORPORATION OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF REGULATION S OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTIONS” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

(ii)  Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(iii) Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f)            Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(g)           Obligations with Respect to Transfers and Exchanges of Notes.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)           No service charge shall be imposed in connection with any registration of transfer or exchange (other than pursuant to Section 2.07 of this Indenture), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.15 and 9.05 of this Indenture).

(iii)          Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)         All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

(v)           In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial Holder thereof, shall be required to be delivered to the Registrar and the Trustee.

(h)           No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.3             Definitive Notes.

(a)           A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository. In addition, any Affiliate of the Company or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee.

(b)           Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c)           The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

(d)           In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [         ]

ISIN [         ]1

[RULE 144A][REGULATION S][GLOBAL] NOTE

3.875% Senior Note due 2030

No.

[Up to][$          ]

ROBLOX CORPORATION

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of              U.S. Dollars] on May 1, 2030.

Interest Payment Dates: November 1 and May 1

Record Dates: October 15 and April 15

[1]	Rule 144A Note CUSIP: 771049 AA1 Rule 144A Note ISIN: US771049AA15 Regulation S Note CUSIP: U7502F AA9 Regulation S Note ISIN: USU7502FAA94

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated: [             ] [    ], 20[       ]

ROBLOX CORPORATION

By:
Name: Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated:

[Back of Note]

3.875% Senior Notes due 2030

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             INTEREST. Roblox Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 3.875% per annum from and including [         ] until but excluding maturity. The Company shall pay or cause to be paid interest semi-annually in arrears on November 1 and May 1 of each year (each, an “Interest Payment Date”). If any Interest Payment Date, repurchase date, optional redemption date or maturity date is not a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest shall accrue on such payment for the period after such payment was due to such next succeeding Business Day. Interest on the Notes shall accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance; provided that the first Interest Payment Date shall be [             ]. The Company shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Debtor Relief Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.            METHOD OF PAYMENT. The Company shall pay or cause to be paid interest on the Notes to the Persons who are registered holders of Notes at the close of business on October 15 and April 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal of and premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest, may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that payment by wire transfer within the continental United States of immediately available funds shall be required with respect to principal, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions within the continental United States to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. With respect to any Definitive Notes, presentment of Notes is due at maturity.

3.            PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.

4.            INDENTURE. The Company issued the Notes under an Indenture, dated as of October 29, 2021 (the “Indenture”), between the Company and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 3.875% Senior Notes due 2030. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The Indenture is not qualified under, and, does not incorporate or include any of the provisions of, the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.            REDEMPTION AND REPURCHASE; SATISFACTION, DISCHARGE AND DEFEASANCE. The Notes are subject to optional redemption, and may be subject of an Offer to Purchase, as further described in the Indenture. The Company shall not be required to make any mandatory redemption or mandatory sinking fund payments with respect to the Notes. The Notes are subject to satisfaction, discharge and defeasance as further described in the Indenture.

6.            DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the sending of a notice of redemption of Notes to be redeemed.

7.            PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8.            AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees (if any) or the Notes may be amended or supplemented as provided in the Indenture.

9.            DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors (if any), the Trustee and the Holders shall be as set forth in the Indenture.

10.           AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11.           [Reserved].

12.           GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE GUARANTEES (IF ANY) WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

13.           CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

c/o Roblox Corporation
970 Park Place, San Mateo

San Mateo, California, 94403
Attention: General Counsel

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:      __________________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:     ________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED NOTES

This certificate relates to $________ principal amount of Notes held in (check applicable space) _______ book-entry or definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Company or subsidiary thereof; or

☐	(2)	to the Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)	to a Person that the undersigned reasonably believed is a “qualified institutional buyer” (as defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

☐	(5)	pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

☐	(6)	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

☐	(7)	pursuant to Rule 144 under the Securities Act; or

☐	(8)	pursuant to Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature:

Signature Guarantee:
Date: ____________________________
Signature must be guaranteed	Signature of Signature Guarantor

by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:_____________
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all of this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the box below:

[     ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.10, state the amount you elect to have purchased:

$______________

Date: _____________

Your Signature:
(Sign exactly as your name appears on on the face of this Note)
Tax Identification No.:

Signature Guarantee*:_________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                     . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [         ] [         ], 20[       ], among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Roblox Corporation, a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 29, 2021, providing for the issuance of an unlimited aggregate principal amount of 3.875% Senior Notes due 2030 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders of Notes.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.            Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof and further agrees that this Supplemental Indenture is the legal, valid and binding obligation of the Guaranteeing Subsidiary, enforceable against it in accordance with its terms.

3.            Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

4.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

5.            Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

6.            Trustee’s Disclaimer. The Trustee makes no representations and will not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Trustee assumes no responsibility for the same.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

ROBLOX CORPORATION,

By:
Name: Title:

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name: Title:

U.S. BANK, NATIONAL ASSOCIATION,
as Trustee

By:
Name: Title:

[Signature Page to Supplemental Indenture]